UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2007

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of February 26, 2007, 3D Systems Corporation (the “Company”) entered into a Fourth Amendment to Lease Agreement (the “Fourth Amendment”) with KDC-Carolina Investments 3, LP (the “Landlord”) pursuant to which the parties agreed to certain additional amendments to their Lease Agreement dated as of February 8, 2006, as heretofore amended (the “Lease”) relating to the Company’s new headquarters facility in Rock Hill, South Carolina (the “Facility”).

The Fourth Amendment provides that both the Commencement Date and Rent Commencement Date under the Lease is November 22, 2006 and that the Expiration Date of the Initial Term is August 31, 2021, the 177th month following the Commencement Date.  The Fourth Amendment also describes the agreed upon amended Monthly Base Rent payable by the Company to the Landlord during the term of the Lease and clarifies that Tenant Improvement Costs paid by the Company will be excluded in the computation of future rental rates in connection with Renewal Terms under the Lease.

The foregoing summary is subject to and qualified in its entirety by the terms of the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Lease Agreement effective as of February 26, 2007 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 1, 2007
	By:	/s/ROBERT M. GRACE, JR.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Lease Agreement effective as of February 26, 2007 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.